UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )
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☐	Soliciting Material Pursuant to § 240.14a-12
CAI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAI INTERNATIONAL, INC.
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of CAI International, Inc.:
The 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of CAI International, Inc. will be held on Thursday, July 2, 2020, at 10:00 a.m. (Pacific Time). The Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CAI2020, where you will be able listen to the Annual Meeting live, submit questions, and vote.
If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. (Pacific Time). Online check-in will begin at 9:45 a.m. (Pacific Time) and you should allow ample time for the online check-in procedures.
Items of Business
1.	Election of two Class I directors nominated by the Board of Directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.
3.	An advisory vote to approve the compensation of our named executive officers.
4.	Consider any other business that may properly come before the Annual Meeting.
Record Date
Only stockholders of record at the close of business on May 12, 2020 are entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. As of that date, there were 17,506,453 shares of common stock outstanding.
Voting
As stockholders of our company, your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet prior to the Annual Meeting, or by telephone, as promptly as possible. You may also request a paper proxy card or voting instruction form, as applicable, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials. Stockholders of record who are present at the Annual Meeting online may withdraw their proxy and vote online at the Annual Meeting if they so desire. On behalf of our Board of Directors, thank you for your participation in this important annual process.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 2, 2020. Our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.
By Order of the Board of Directors,

Victor M. Garcia
President and Chief Executive Officer
San Francisco, California
May 21, 2020

CAI INTERNATIONAL, INC.
Steuart Tower, 1 Market Plaza, Suite 2400
San Francisco, CA 94105
(415) 788-0100

2020 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND VOTING AT
THE ANNUAL MEETING
Why am I receiving these materials?
The Board of Directors (the “Board”) of CAI International, Inc. (the “Company,” “CAI,” “we,” “us,” and “our”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies for our 2020 Annual Meeting of Stockholders (the “Annual Meeting”), which will take place at 10:00 a.m. local time on Thursday, July 2, 2020, online at www.virtualshareholdermeeting.com/CAI2020, or at any postponement or adjournment thereof. The Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders, and other stakeholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CAI2020, where you will be able listen to the Annual Meeting live, submit questions, and vote. We intend to resume holding an in-person meeting in 2021. As a stockholder, you are invited to attend the Annual Meeting and are entitled, and requested to, vote on the items of business described in this proxy statement. Proxy materials will first be made available to stockholders on or about May 21, 2020.
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on May 12, 2020. If you plan to attend the Annual Meeting online, you will need the 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. The Annual Meeting will begin promptly at 10:00 a.m. (Pacific Time). Online check-in will begin at 9:45 a.m. (Pacific Time), and you should allow ample time for the online check-in procedures.
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.proxyvote.com or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.
What information is contained in the proxy statement?
The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of our directors and executive officers during 2019, and certain other required information.
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What items will be voted on at the Annual Meeting?
We are asking you to vote on the following matters in connection with the Annual Meeting:
1.	the election of two Class I directors nominated by the Board to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal No. 1);
2.	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2); and
3.	an advisory vote to approve the compensation of our named executive officers (Proposal No. 3).
We will also consider any other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.
What are our Board’s voting recommendations?
Our Board recommends that you vote your shares as follows:
•	“FOR” the Class I director nominees to the Board (Proposal No. 1);
•	“FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal No. 2); and
•	“FOR” the advisory vote to approve the compensation of our named executive officers (Proposal No. 3).
Who is entitled to vote and how many votes do I have?
Each share of our common stock issued and outstanding as of the close of business on May 12, 2020 (the “Record Date”) is entitled to one vote on all items being voted upon at the Annual Meeting. You may vote all shares owned by you as of this time, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank or brokerage service. On the Record Date, there were 17,506,453 shares of our common stock issued and outstanding.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee or other nominee to obtain your 16-digit control number or otherwise vote through the broker, trustee or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date for the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. (Pacific Time). Online check-in will begin at 9:45 a.m. (Pacific Time), and you should allow ample time for the online check-in procedures.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders hold their shares through a broker, trust, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by us. You may authorize your proxy via the Internet prior to the Annual Meeting by following the instructions provided in the Notice. If you request printed copies of the proxy materials by mail, you may also authorize your proxy by filling out the proxy card included with the materials or by calling the toll-free number found on the proxy card.
Beneficial Owner. If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of
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record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “vote instruction form.” If you request printed copies of the proxy materials by mail, you will receive a vote instruction form from your broker, bank, trust or other nominee. You should instruct your broker or other nominee how to vote your shares by following the voting instructions provided by your broker or other nominee.
Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting without your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials giving you the right to vote the shares at the Annual Meeting. If you are a beneficial owner who does not have a 16-digit control number, you may gain access to the Annual Meeting by logging into your brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Your broker, trustee, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee, bank or other nominee how to vote your shares.
How can I attend and vote my shares at the Annual Meeting?
This year’s Annual Meeting will be held entirely online live via audio webcast due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, employees, stockholders and other stakeholders. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CAI2020. If you were a stockholder as of the Record Date and you have your 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•	To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•
The Annual Meeting webcast will begin promptly at 10:00 a.m. (Pacific Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin 9:45 a.m. (Pacific Time) and you should allow ample time for the check-in procedures.

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The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CAI2020. Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CAI2020 on the day of the Annual Meeting.

•
Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, trustee or other nominee to obtain your 16-digit control number or otherwise vote through the broker, bank, trustee or other nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting and vote, ask questions and access the list of stockholders as of the close of business on the Record Date for the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
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What if during the check-in time or during the annual meeting i have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How can I vote my shares without attending the Annual Meeting?
Vote by Internet. If you are a stockholder of record, you may vote your proxy over the Internet by following the instructions on the Notice or, if you requested printed copies of our proxy materials, by following the instructions on the printed proxy card you received. Most beneficial stockholders (“street name” holders) may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks or other nominees.
Vote by Telephone. If you are a stockholder of record, you may vote your proxy by touch-tone telephone from within the U.S. by following the instructions on the Notice or, if you requested printed copies of the proxy materials, by following the instructions on the printed proxy card. Most beneficial stockholders (“street name” holders) may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.
Vote by Mail. If you are a stockholder of record, you may vote your proxy by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the postage-paid envelope that will accompany the printed proxy materials. Beneficial owners (“street name” holders) may vote by completing, signing and dating the voting instruction form provided and mailing it in the postage-paid envelopes accompanying the voting instruction forms.
Can I change or revoke my vote?
You may change or revoke your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change or revoke your vote by (i) submitting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) providing a written notice of revocation of your proxy to our Secretary prior to your shares being voted, or (iii) attending the Annual Meeting and voting online at the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/CAI2020. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked, unless you specifically so request.
If you are the beneficial owner of shares held in a brokerage account, or that are held by another person on your behalf, you may change or revoke your vote by submitting new voting instructions to your broker, trustee, bank or other nominee as provided in the voting instruction card. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, as described in the “—How can I attend and vote my shares at the Annual Meeting?” section above.
How many shares must be present or represented to conduct business at the Annual Meeting?
Transaction of business at the Annual Meeting may occur only if a quorum is present. The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority of shares of our common stock entitled to vote must be present in person (including by means of remote communication) or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.
How are votes counted?
In the election of directors (Proposal No. 1), you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For Proposal Nos. 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”
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If you provide specific instructions in your proxy card or voting instruction card with regard to a certain item, your shares will be voted as you instruct on such items. If you are a stockholder of record and you sign and return your proxy card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the Class I director nominees to the Board, “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, “FOR” the advisory vote to approve the compensation of our named executive officers, and in the discretion of the proxy holders on any other matters that properly come before the Annual Meeting).
What is the voting requirement to approve each of the proposals?
For Proposal No. 1, the election of directors, members of the Board are elected by a plurality of the votes cast, provided that a majority of the outstanding shares of common stock are present or represented and entitled to vote at the Annual Meeting. The candidates who receive the greatest number of votes “FOR” will be elected directors. Cumulative voting is not permitted for the election of directors.
The approval of each of Proposal Nos. 2 and 3 requires the affirmative vote of a majority of the votes cast on the matter, in person (including by means of remote communication) or by proxy, at the Annual Meeting.
Abstentions are shares that abstain from voting on a particular matter. Under Delaware law, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting. Abstentions will have no effect on Proposal No. 1 since approval of director nominees by a percentage of the shares present or outstanding is not required. Abstentions will have the same effect as a vote “AGAINST” Proposal Nos. 2 and 3.
Under the rules of the New York Stock Exchange (“NYSE”), if your broker holds your shares in its name (also known as “street name”), and does not receive voting instructions from you, the broker is permitted to vote your shares only on “routine” matters. Proposal No. 2, the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, is the only routine matter that a broker is permitted to vote on at the Annual Meeting. For Proposal Nos. 1 and 3, broker non-votes are generally not considered votes cast at the Annual Meeting and therefore will have no direct impact on such proposals. We urge you to give voting instructions to your broker on all voting items.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason one of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.
What should I do if I want to receive more than one set of voting materials, and how may I obtain a separate set of voting materials?
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, trustee, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice or set of proxy materials, as applicable, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact us in writing at CAI International, Inc., Attn: Investor Relations, 1 Market Plaza, Steuart Tower, Suite 2400, San Francisco, CA 94105, Fax: (415) 788-3430, or by telephone at (415) 788-0100.
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Who will bear the cost of soliciting votes for the Annual Meeting?
We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to soliciting proxies by mail, over the Internet and by telephone, our directors, officers and employees may solicit proxies on behalf of the Company without additional compensation. We may also engage a proxy solicitor for a reasonable fix fee, plus reasonable expenses for such services. Upon request, we will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting, in light of the public health impact of the coronavirus outbreak (COVID-19), we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We intend to resume holding an in-person meeting in 2021.
Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
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PROPOSAL NO. 1 – ELECTION OF DIRECTORS
Our Board currently consists of six directors, divided into three classes as follows:
•	Class I Directors: Victor M. Garcia and Gary M. Sawka, whose current terms will expire at this Annual Meeting;
•	Class II Directors: Kathryn G. Jackson and Andrew S. Ogawa, whose current terms will expire at the 2021 Annual Meeting of Stockholders; and
•	Class III Directors: David G. Remington and John H. Williford, whose current terms will expire at the 2022 Annual Meeting of Stockholders.
Victor M. Garcia and Gary M. Sawka have been nominated by the Board, upon recommendation of our Nominating and Corporate Governance Committee, for election as Class I directors at the Annual Meeting, to serve until the 2023 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until the death, resignation or removal of such director.
Proxies will be voted in favor of Messrs. Garcia and Sawka unless the stockholder indicates otherwise on the proxy. Messrs. Garcia and Sawka have each consented to being named as nominees in this proxy statement and have agreed to serve if elected. The Board expects that each of the nominees will be able to serve, but if either nominee becomes unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the Board unless the Board chooses to reduce the number of directors serving on the Board.
There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of CAI. There are no family relationships among our executive officers and directors.
Below sets forth information concerning each member of our Board:
Class I Directors Standing for Re-Election
Victor M. Garcia	Director since 2011

Mr. Garcia, age 52, has served as our President and Chief Executive Officer since June 2011. From September 2010 to June 2011, he also served as our Senior Vice President and Chief Operating Officer. In addition, Mr. Garcia previously served as our Senior Vice President and Chief Financial Officer from November 2006 through September 2010. From July 1990 to October 2006, he was employed by Banc of America Securities, the investment banking subsidiary of Bank of America, where he was a Managing Director and senior banker in the Transportation Group within the Global Corporate and Investment Bank group. Mr. Garcia holds a B.S. from Babson College.

Mr. Garcia has been selected as a director because as our President and Chief Executive Officer he brings a unique insight on the management of the Company to the Board, and with his financial expertise gained in the banking industry along with his experience as our former Chief Financial Officer and Chief Operating Officer, he also brings knowledge of the financial and operational facets of the Company to the Board.

Gary M. Sawka	Director since 2011

Mr. Sawka, age 73, previously served as our Interim Chief Financial Officer and Interim Senior Vice President, Finance, from September 2010 to June 2011. Prior to September 2010, he served as a member of our Board beginning in May 2007. Since May 2014, Mr. Sawka has served on the Board of Directors of Digital Solid State Propulsion, Inc., a venture-backed manufacturer of smart energetic materials for the space, defense, and pyrotechnics industries. From September 2008 to October 2010, he served as Senior Vice President, Finance and Chief Financial Officer of Questcor Pharmaceuticals, Inc., a specialty pharmaceuticals company. From October 2010 to December 2010, he was employed with Questcor Pharmaceuticals, Inc. on a part time basis as Special Projects, Finance. From February 2007 to April 2008, he served as Chief Financial Officer for Tripath Technology, Inc., a former Nasdaq-listed semiconductor company, during its Chapter 11 reorganization and its

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reverse merger. From August 2006 to February 2007, he served as a consulting Chief Financial Officer to Tripath Technology, Inc. From 2002 to 2006, Mr. Sawka worked as a financial consultant for several Nasdaq-listed companies. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of ePlanning Securities, a national, representative-owned, independent FINRA Broker/Dealer. During the period from 1984 to 2002, Mr. Sawka served as Vice President and Chief Financial Officer of Tvia, Inc., a semiconductor company, PrimeSource Corporation, an international container leasing company specializing in high service leases, and Itel Containers International Corporation, at the time, the world’s largest international container leasing company. Mr. Sawka has an M.B.A. from Harvard University Graduate School of Business Administration and a B.S. in Accounting from the University of Southern California.

Mr. Sawka brings extensive management and consulting experience with public companies, along with his substantial experience with our operations, which we believe brings valuable financial, operational, governance and strategic expertise to the Board.

Continuing Class II Directors
Kathryn G. Jackson	Director since 2018

Ms. Jackson, age 64, previously served as Chief Executive Officer of the Second Harvest Food Bank of Santa Clara and San Mateo Counties from 2009 until mid-2017. From 2003 to 2004, Ms. Jackson held the role of Managing Director for Bank of America Leasing & Capital, LLC, which provides leasing and equipment financial solutions to small businesses, mid-market companies, and large corporations. From 1995 to 2002, she held leadership roles as a Senior Vice President (1995 to 1998) and Executive Vice President (1998 to 2002), managing four of the six business lines for GATX Capital Corporation, a subsidiary of GATX Corporation, a global leader in railcar leasing. Ms. Jackson was a Managing Director from 1987 to 1994 of D’Accord Incorporated (“D’Accord”), a rail and aircraft advisory firm, and served as D’Accord’s interim President from 1991 to 1992. She is a Phi Beta Kappa graduate of Stanford University and holds an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ms. Jackson brings nearly 10 years of Chief Executive Officer experience to the Board, as well as more than two decades of relevant financial services experience including significant roles as a senior executive with a variety of equipment leasing and finance companies.

Andrew S. Ogawa	Director since 2018

Mr. Ogawa, age 48, co-founded and is a Managing Partner in Quest Venture Partners, an investment management company focused on early stage investments in the technology industry. Prior to founding Quest Venture Partners in 2008, Mr. Ogawa was a Manager for Daimler AG, an international automotive company, involved in various capacities related to corporate strategy and procurement from 1999 to 2009. He holds dual B.A.s in Economics and East Asian Studies from the University of California at Santa Barbara, as well as an M.B.A. in International Management from Thunderbird, American Graduate School of International Management. He currently serves as a member of the Board of Directors for CarIQ Inc. and GameOn Inc.

Mr. Ogawa’s expertise in evaluating investment opportunities, international business development, transportation and procurement operations provide valuable insights to the Board.

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Continuing Class III Directors
David G. Remington	Director since 2010

Mr. Remington, age 78, has served as Chairman of the Board since January 2018. Mr. Remington is a retired senior financial executive with 40 years of experience in corporate finance, investment and commercial banking, equipment leasing, and asset-based financing. He retired as Senior Vice President of Itron, Inc., a technology and services company dedicated to the resourceful use of energy and water in December 2004, and was its Chief Financial Officer from February 1996. After retiring, he was Acting Chief Financial Officer of Next IT, Inc., a private software company, from September 2014 to September 2016, during which time he was a board member of that firm. Prior to his service with Itron, Inc., Mr. Remington served as a Managing Director, Investment Banking, for Dean Witter Reynolds, Inc., a stock brokerage and securities firm, and as President of Steiner Financial Corporation, an equipment leasing company. Previously, he held positions in commercial banking and financial services. He holds a B.S. in electrical engineering from the University of California at Berkeley and a M.B.A. from Harvard Business School.

Mr. Remington’s extensive financial experience with nearly 40 years of work in corporate finance, investment and commercial banking is valuable to the Board, particularly with respect to financial and accounting issues.

John H. Williford	Director since 2018

Mr. Williford, age 63, formerly served as the President, Global Supply Chain Solutions of Ryder System, Inc., an industry leader in truck rental, fleet management and supply chain solutions, from June 2008 through April 2015. He is also the founder of Golden Gate Logistics, LLC, a company involved in the acquisition and consolidation of logistics services providers in North America and Asia, and served as its President and CEO from 2006 to 2008. Prior to forming Golden Gate Logistics, Mr. Williford founded Menlo Logistics, a logistics services provider, where he served as President and Chief Executive Officer from 1992 through 2001. Mr. Williford also served as President and Chief Executive Officer of Menlo Worldwide from 2001 to 2005, a group which included Menlo Logistics and Menlo Forwarding (formerly Emory Worldwide), a global air and ocean freight forwarder. Mr. Williford earned a bachelor’s degree from Hamilton College and an M.B.A. from the University of California at Berkeley. He has previously served on the Board of Advisors for the Haas Business School at The University of California, Berkeley, the Board of Directors for the National Association of Manufacturers, and on the Transportation Advisory Board for the National Defense Transportation Association.

Mr. Williford brings extensive management and consulting experience in the logistics industry, which we believe brings valuable financial, operational, governance and strategic expertise to the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE CLASS I DIRECTOR NOMINEES TO THE BOARD.
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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
We are committed to sound corporate governance principles. Such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace. The Board has formalized several policies, procedures and standards of corporate governance, including our CAI International, Inc. Corporate Governance Guidelines (the “Corporate Governance Guidelines”), some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.
Corporate Governance Guidelines
The Board has in place the Corporate Governance Guidelines, which are designed to assure the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board meetings and involvement of management, Board committees and director orientation and education. Our Nominating and Corporate Governance Committee periodically reviews our Corporate Governance Guidelines and provides recommendations to the Board for revisions and updates as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of our Corporate Governance Guidelines is available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com. The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this proxy statement.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers, employees, contractors, consultants, service providers and employees, including our principal executive officer, principal financial officer, principal legal officer, principal accounting officer and controller. A copy of our Code of Business Conduct and Ethics is available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics that are required to be disclosed by posting such information on our website. A copy of our Corporate Governance Guidelines and Code of Business Conduct and Ethics will be provided to any stockholder who requests it from us in writing at CAI International, Inc., Attn: Investor Relations, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105, or by telephone at (415) 788-0100.
Board Independence
The Board has reviewed the relationships between CAI and each of its directors. The Board has determined that none of our current directors, except Victor M. Garcia, our President and Chief Executive Officer, has a material relationship with us (either directly, through a family member or as a partner, officer or stockholder of any organization that has a relationship with us), and each director, other than Mr. Garcia, is independent within the meaning of our director independence standards, which reflect the NYSE director independence standards and listing requirements. Our independence standards are available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com and a copy of such standards will be provided to any stockholder upon request to us in writing at CAI International, Inc., Attn: Investor Relations, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105, or by telephone at (415) 788-0100.
Board Leadership Structure
We do not have a policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. Mr. Remington currently serves as the Chairman of the Board and Mr. Garcia serves as our President and Chief Executive Officer and as a director. We believe that having a separate Chairman and Chief Executive Officer is appropriate and in our best interests at this time given the current characteristics of our management. Mr. Remington has been a director since 2010 and is intimately familiar with our business and industry, and highly capable of effectively identifying strategic priorities, overseeing risk management, leading Board discussions and defining various key strategic objectives. Mr. Garcia, as our President and Chief Executive Officer, is the individual selected by the Board to manage us on a day-to-day basis, and his direct involvement in
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our operations allows him to provide valuable insights with respect to strategic planning and the operational requirements to meet our short- and long-term objectives. Our independent directors also bring experience, oversight and expertise from outside the Company and industry.
Management Succession Planning
Our Nominating and Corporate Governance Committee regularly reviews the Company’s executive management succession plan and discusses the results of such review with the Board to help ensure business continuity in the event a key executive departs from the Company. This evaluation includes a thorough discussion on the Company’s senior leadership structure and focuses on key positions held by our executives, as well as the skills and competencies possessed by potential Chief Executive Officer successors. These discussions include the available talent pipeline, and individuals identified as potential future leaders are given exposure to the Board through formal presentations and informal meetings or events. The Board reviews management strengths and development plans to prepare management for more senior leadership roles. The Board is regularly updated on key talent indicators for the overall workforce, and diversity, recruiting and development programs.
Board Meetings and Executive Sessions
During 2019, the Board held 16 meetings. Each director attended at least 75% of the aggregate of all Board meetings (held during the period for which he or she was a director) and applicable committee meetings on which such director served during his or her tenure as a director. Non-management directors met in executive session on a regular basis in 2019, generally at each regularly scheduled Board meeting. The Board expects to continue to conduct an executive session limited to non-employee directors at least annually and our non-employee directors may schedule additional executive sessions in their discretion.
Board Committees
Our Board has the authority to appoint committees to perform certain management and administrative functions. Our Board has the following three standing committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance, each of which must be composed exclusively of independent directors. The membership and the function of each of the committees are described below, and each of the committees operates under a written charter adopted by the Board, each of which are available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com. A copy of each charter will be provided to any stockholder who requests it from us it from us in writing at CAI International, Inc., Attn: Investor Relations, Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105, or by telephone at (415) 788-0100. Our Board may establish other committees from time to time to facilitate the management of our business and affairs.
The following table is a summary of our committee structure and members on each of our committees:
Name of Director	Audit	Compensation	Nominating and Corporate Governance
Kathryn Jackson
David G. Remington (Chairman)
Gary M. Sawka
John H. Williford
Andrew S. Ogawa
Victor M. Garcia
Chairperson	Member	Financial Expert
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Audit Committee. The functions of the Audit Committee include oversight of the integrity of our financial statements, performance of our internal audit services function, our compliance with legal and regulatory requirements, the implementation and effectiveness of our disclosure controls and procedures, the evaluation of enterprise risk issues, the review of related person transactions, the annual independent audit of our financial statements, and the evaluation of the performance, qualifications and independence of our independent auditors. Our Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of issuing an audit report or related work, as well as pre-approving all audit and non-audit services. All of the directors currently serving on our Audit Committee, Ms. Jackson, Mr. Remington, Mr. Sawka and Mr. Williford, qualify as “independent,” as such term is defined in Section 10A(m) under the Exchange Act, Rule 10A-3 promulgated thereunder, and NYSE listing requirements applicable to audit committees. Each of Ms. Jackson, Mr. Remington, Mr. Sawka and Mr. Williford has accounting or related financial management expertise as required by the NYSE’s listing requirements and qualifies as an “audit committee financial expert,” as defined in Item 407 of Regulation S-K, as promulgated by the SEC. During 2019, the Audit Committee held nine meetings.
Compensation Committee. The Compensation Committee has overall responsibility for evaluating and recommending to the Board for approval, our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs, subject to delegation of certain duties at times to other committees or subcommittees of the Board. The Compensation Committee also determines and recommends for approval, the compensation, benefits, severance, equity-based or other compensation plans, policies and programs for such other senior employees as the Compensation Committee may determine. The Compensation Committee is also responsible for producing a report for inclusion in our proxy statement. In addition, the Compensation Committee assists the Board in discharging its responsibility for the design and establishment of the Company’s compensation and benefits programs generally. All of the directors currently serving on our Compensation Committee, Ms. Jackson, Mr. Ogawa, Mr. Remington, Mr. Sawka and Mr. Williford, qualify as “independent,” as such term is defined under NYSE listing requirements applicable to compensation committees. During 2019, the Compensation Committee held 11 meetings.
The Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee. Additionally, the Compensation Committee has the sole authority and responsibility to engage and terminate any outside consultant to assist in evaluating and determining appropriate compensation levels for the Chief Executive Officer or other members of management and to approve the terms of any such engagement and the fees of any such consultant. In 2019, the Compensation Committee directly engaged a compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to review our executive compensation policies and to assist the Compensation Committee in setting compensation for our executives with the target of aligning total compensation with the Company’s business strategies and goals so as to deliver maximum return on compensation investment. The Compensation Committee also consulted with Pearl Meyer in 2018 in connection with the Compensation Committee’s analysis and review of our director compensation program. The Compensation Committee reviewed its and our Company’s relationships with Pearl Meyer and has determined that Pearl Meyer is an independent advisor and there has been no conflict of interest in connection with services from Pearl Meyer.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists our Board in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Nominating and Corporate Governance Committee identifies individuals qualified to become directors and recommends to our Board the director nominees for the next annual meeting of stockholders. In addition, the Nominating and Corporate Governance Committee establishes procedures for, and evaluates any, director nominations made by stockholders. It also reviews the structure and composition of our Board committees and makes any recommendations the committee members may deem appropriate from time to time concerning any recommended changes in the composition of our Board and its committees. The Nominating and Corporate Governance Committee recommends to our Board the corporate governance guidelines and standards regarding the independence of outside directors applicable to us and reviews such guidelines and standards and the provisions of the Nominating and Corporate Governance Committee Charter to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any legal or regulatory requirements of the NYSE. The Nominating and Corporate Governance Committee monitors our Board and our compliance with any commitments made to
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our regulators or otherwise regarding changes in corporate governance practices, and oversees the annual review of our Board’s, Board Committees’ and management’s performance. The Nominating and Corporate Governance Committee also periodically reviews succession planning for our Chairman of the Board, our Chief Executive Officer and other key management positions.
All of the directors currently serving on our Nominating and Corporate Governance Committee, Ms. Jackson, Mr. Ogawa, Mr. Remington, Mr. Sawka and Mr. Williford, qualify as “independent,” as such term is defined under applicable NYSE listing requirements. During 2019, the Nominating and Corporate Governance Committee held five meetings.
Identification and Consideration of Nominees. The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying nominees for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons.
In evaluating candidates, including candidates nominated by stockholders, the Nominating and Corporate Governance Committee seeks to achieve a balance of strength of character, judgment, business experience, specific areas of expertise, factors relating to the composition of the Board (including its size and structure) and diversity on the Board. We do not have a separate policy regarding the consideration of diversity in identifying and evaluating director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills and backgrounds so that, as a group, the Board will possess a broad perspective and the appropriate talent, skills and expertise to oversee our business. Directors are expected to attend all or substantially all Board meetings and meetings of the Board committees on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board.
Stockholder Nominees. The Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for membership on the Board in the same manner as other director nominees. Any stockholder nominations proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to CAI International, Inc., Attn: Chair of the Nominating and Corporate Governance Committee, 1 Market Plaza, Steuart Tower, Suite 2400, San Francisco, CA 94105, Fax: (415) 788-3430.
For a description of the process for nominating directors in accordance with our Bylaws, see “Stockholder Proposals and Director Nominations” set forth below.
Board Oversight of Risk Management
One of the Board’s primary responsibilities under our Corporate Governance Guidelines is reviewing our strategic plans and objectives, including our principal risk exposures. The Board believes that overseeing how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board has designated the Audit Committee as also responsible for evaluating and discussing the Company’s major risk exposures with management (including any cybersecurity risks), the head of internal audit (or the internal audit service providers), and the independent auditors. While the Audit Committee has primary responsibility for overseeing enterprise risk management, each of the other Board committees also considers risk within its area of responsibility. For example, the Nominating and Corporate Governance Committee reviews risks related to legal and regulatory compliance as they relate to corporate governance structure and processes, and the Compensation Committee reviews risks related to compensation matters. The Board also addresses, at least annually, the Company’s principal current and future risk exposures. The Board receives regular reports from its committees and members of senior management on areas of material risk to CAI, including operational, financial, legal and regulatory, and strategic and reputation risks.
With respect to risks related to compensation matters, the Compensation Committee, in establishing, reviewing and recommending our compensation plans and programs, considers, among other things, whether a plan or program encourages unnecessary or excessive risk taking and it has concluded that our current compensation plans and programs do not encourage such risk taking. The Compensation Committee believes that we have no compensation policies and programs that give rise to risks reasonably likely to have a material adverse effect on us.
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Attendance of Directors at the 2019 Annual Meeting of Stockholders
While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. All of our directors attended the 2019 Annual Meeting of Stockholders.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during 2019: (i) was, at any time during 2019, an officer or employee of CAI, (ii) was formerly an officer of CAI or (iii) had any relationship requiring disclosure by CAI under Item 404 of Regulation S-K. No executive officer of CAI during 2019 served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of CAI or as a director of CAI.
Communications with the Board
Any stockholder or other interested party may contact the Board, including the Chairman of the Board, any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing, directing the communication by mail or fax addressed to CAI International, Inc., Attn: Chairman of the Board of Directors, 1 Market Plaza, Steuart Tower, Suite 2400, San Francisco, CA 94105, Fax: (415) 788-3430. In general, all communications are relayed to the Board member(s) to whom such communications are directed. However, our Chairman of the Board reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.
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DIRECTOR COMPENSATION
The objectives of our director compensation program are to offer compensation that is competitive with the compensation paid by peer companies so that we may attract and retain qualified candidates for Board service. Our director compensation program was designed in consultation with the Compensation Committee’s independent compensation consultant, including an analysis of peer and market practice. The Compensation Committee regularly reviews the compensation paid to non-employee directors and recommends changes to the Board, as appropriate. Our independent consultant provided director compensation analysis for 2018. The analysis included research on market trends in director compensation as well as a review of director compensation practices of our peer group companies.
Consistent with the previous year, during 2019, our director compensation program consisted of the following:
Annual Board Service	Cash Retainer(1)	$60,000
	Restricted Stock Award(2)	$150,000
Board/Committee Chair Cash Retainer(1)	Chairman of the Board	$30,000
	Audit Committee	$20,000
	Compensation Committee	$15,000
	Nominating and Corporate Governance Committee	$15,000
Committee Member Cash Retainer(1)	Audit Committee	$8,000
	Compensation Committee	$8,000
	Nominating and Corporate Governance Committee	$8,000
(1)	All cash retainers are paid in arrears in quarterly installments.
(2)	The restricted stock awards vest one year from the grant date, subject to such non-employee director’s continued service as of the vesting date.
In 2019, the Board organized a special committee to oversee and evaluate the previously-announced strategic alternatives review process of the Company. Consistent with the recommendation of our independent compensation consultant, each member of the special committee (other than our Chairman of the Board) receives a retainer of $8,000 per quarter, plus $1,500 for attendance at each meeting of the special committee (with total compensation capped at $26,000 per quarter). Because our Chairman of the Board is leading the strategic alternatives review process for the Company, he receives a retainer of $20,000 per month, plus $1,500 for attendance at each meeting related to the strategic alternatives review process (with total compensation capped at $90,000 per quarter).
Directors who are employees of our Company do not receive compensation for their service as directors. During 2019, Mr. Garcia did not receive any compensation for his service on the Board. Any director compensation is prorated to the date of commencement of service on the Board for new members of the Board.
The following table presents information regarding the compensation paid during 2019 to non-employee directors who served on the Board during 2019:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Kathryn G. Jackson	112,500	149,987	262,487
Masaaki (John) Nishibori(2)	33,144	—	33,144
Andrew S. Ogawa	103,022	149,987	253,009
David G. Remington	195,000	179,989	374,989
Gary M. Sawka	117,500	149,987	267,487
John H. Williford	117,000	149,987	266,987
(1)
These amounts reflect the aggregate grant date fair value for restricted stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, excluding the effect of any estimated forfeitures. For information on the method and assumptions used to calculate the compensation costs, see Note 11 to our audited consolidated

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financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, the aggregate number of shares underlying outstanding restricted stock and option awards for each non-employee director was: Ms. Jackson—14,353 shares; Mr. Nishibori—46,757 shares; Mr. Ogawa—1,076,367 shares; Mr. Remington—64,738 shares; Mr. Sawka—93,321 shares; and Mr. Williford—13,687 shares.
(2)	Mr. Nishibori retired from the Board on June 10, 2019.
Other Director Compensation. All directors are reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their Board service. In addition, we indemnify our directors for liability they may incur for serving in that capacity to the maximum extent permitted under Delaware law. We also advance expenses to our directors in connection with this indemnification.
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MANAGEMENT
The following table sets forth certain information regarding our current executive officers who are responsible for overseeing the management of our business, and three key employees as of May 21, 2020. For biographical information about Victor M. Garcia, who is also a member of our Board, see “Proposal No. 1—Election of Directors.”
Name	Age	Position
Executive Officers:
Victor M. Garcia	52	President, Chief Executive Officer and Director
Timothy B. Page	67	Chief Financial Officer
Daniel J. Hallahan	64	Senior Vice President, Global Marketing
Camille G. Cutino	61	Vice President, Operations and Human Resources
Key Employees:
Matthew Easton	47	Vice President, Information Technology
Steven J. Garcia	56	Vice President, Legal Affairs
David B. Morris	53	Vice President, Finance and Corporate Controller
Executive Officers
Timothy B. Page has served as our Chief Financial Officer since May 2011. From 2008 to 2011, Mr. Page was Chief Financial Officer of Port Logistics Group, Inc., a logistics services company. From 2004 until 2008, Mr. Page was the Chief Financial Officer of Quality Distribution, Inc., a Nasdaq-listed bulk chemical transportation company, with over 100 locations in the U.S., Mexico and Canada. From 2001 to 2004, Mr. Page was the Chief Financial Officer of Perry Ellis International, Inc., a Nasdaq-listed global apparel company. Mr. Page holds a B.S. in Psychology from the University of Wisconsin-Milwaukee and an M.B.A. from the University of Wisconsin-Milwaukee.
Daniel J. Hallahan has served as our Senior Vice President, Global Marketing since February 2010. Mr. Hallahan previously served as our Vice President, Marketing in Europe from July 1992 to February 2010. Prior to joining CAI, Mr. Hallahan served as Director of Marketing of Amphibious Container Leasing and Itel Containers International Corporation.
Camille G. Cutino has served as our Vice President, Operations and Human Resources since October 2011. She previously served as our Vice President, Operations from January 2000 through September 2011, and as our Director of Operations from July 1992 through December 1999. She consulted with our Company from May 1991 through June 1992. Prior to joining CAI, she was the director of operations at Itel Containers International, Inc., a lessor of cargo containers for use exclusively in international shipping, where she served from 1980 through 1991. She holds a B.S. from San Francisco State University.
Key Employees
Matthew Easton has served as our Vice President of Information Technology since August 2010. From 2000 through 2010, Mr. Easton served as our Information Technology Manager. Prior to joining CAI, Mr. Easton was an Analysis Manager for California major accounts at AT&T Inc. (formerly, SBC Communications Inc.), a telephone communications company. Mr. Easton holds a B.A. from the University of California at Berkeley.
Steven J. Garcia joined our Company in January 2013 as our Vice President, Legal Affairs. Prior to joining us, Mr. Garcia served as Senior Regional Counsel for International Business Machines Corporation (“IBM”) from January 2000 to January 2013, where he managed the overall legal support of IBM’s sales and distribution operations for half of the United States. Previously, from 1991 to 1998, Mr. Garcia served as corporate counsel for Chevron Corporation, a petroleum and chemicals company. In addition, Mr. Garcia’s previous experience includes service as a litigator in private legal practice for a major U.S. law firm. Mr. Garcia holds a B.A. in Political Science from the University of California at Berkeley and he earned his law degree from the University of California at Berkeley’s School of Law.
David B. Morris has served as our Vice President, Finance and Corporate Controller since May 2011. From 2008 to 2011, Mr. Morris served as Senior Director, Finance, and prior to that as Director, SEC Reporting, of Celera Corporation, a Nasdaq-listed healthcare company. Previously, Mr. Morris was a Senior Audit Manager at KPMG LLP with a focus on public companies. Mr. Morris received a Bachelor of Engineering from the University of Bristol, U.K. in 1988. Mr. Morris is a U.K. Chartered Accountant and a California-licensed Certified Public Accountant.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis is designed to provide our stockholders with a clear understanding of our compensation philosophy and objectives, compensation-setting process, and the 2019 compensation of our named executive officers. For 2019, our named executive officers were as follows:
Name	Position
Victor M. Garcia	President and Chief Executive Officer
Timothy B. Page	Chief Financial Officer
Daniel J. Hallahan	Senior Vice President, Global Marketing
Camille G. Cutino	Vice President, Operations and Human Resources
Objectives of Our Compensation Programs
The Board and the Compensation Committee believe that compensation for our named executive officers should be tied to corporate performance, individual performance and other key factors in the success of our business. The primary objectives of our executive compensation program are as follows:
•	Management Development and Continuity. Provide competitive compensation packages that enable us to attract and retain talented executives to develop, grow and manage our business;
•
Pay-for-Performance. Align named executive officer compensation with the achievement of our short- and long-term corporate strategies and business objectives and with the long-term interests of our stockholders; and

•
Long-Term Focus on Stockholder Value. Align named executive compensation with stockholder value creation by delivering a portion of our named executive officers’ compensation in the form of equity-based awards that vest over multiple years.

To achieve these objectives, our executive compensation program ties a meaningful portion of each named executive officer’s overall compensation to key corporate financial goals and to individual goals, either on a subjective or objective basis.
2019 Compensation Program Changes
For 2019, the Compensation Committee and the Board made changes to our executive compensation program to better align compensation with the performance of our company and increasing stockholder value:
•
Annual Cash Incentives. Historically, the annual cash incentive bonuses for our executive officers was based on a combination of subjective reviews and objective factors. To be more consistent with our pay-for-performance philosophy, in 2019 the annual cash incentive bonuses for all of our executive officers was changed to base the calculation of the annual cash bonus entirely on the achievement of key corporate financial measures.

•
Long-Term Equity Incentives. Historically we granted equity awards that vested solely upon the passage of time. In 2018, our long-term equity incentive (“LTI”) program was amended to provide that 50% of equity compensation is earned based on the achievement of key corporate financial measures. In 2019, a relative Total Shareholder Return (rTSR) component, as measured over the prior three (3) years, was added as a back-end modifier to the calculation of performance totals, which when applied, can result in a 25% adjustment to compensation, upward or downward, if the Company’s rTSR ranks in the top or bottom third on a list of peer TSRs.

The Compensation Committee and the Board believe that these changes better align our executive compensation with the interests of our stockholders.
Say-on-Pay Vote
At our annual meeting of stockholders in June 2019, we held an advisory vote to approve the compensation of our named executive officers (“Say-On-Pay”). The compensation of our named executive officers reported in our 2019 proxy statement was approved by approximately 93% of the votes cast at the 2019 Annual Meeting of
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Stockholders. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation. The Compensation Committee has considered, and will continue to consider, the outcome of our Say-On-Pay votes when making future compensation decisions for our named executive officers.
Highlights of Compensation Practices
Things We Do:	Things We Don’t Do:
✔ Independent Compensation Committee. The
  Compensation Committee, comprised solely of
  independent directors, recommends all
  compensation for our named executive officers.

✔ Independent compensation consultant. The
  Compensation Committee retains an independent
  compensation consultant.

✔ Assessment of compensation risk. The
  Compensation Committee assessed our
  compensation policies and programs and
  determined that our compensation policies and
  programs are unlikely to give rise to risks
  reasonably likely to have a material adverse
  effect on the Company.

✔ Performance-based pay. The Compensation
  Committee focuses on paying our named
  executive officers for their performance.

✔ Use of multiple performance metrics. The
  Compensation Committee uses multiple
  complementary objective performance measures
  for the 2019 annual incentive and
  performance-based equity awards to align the
  executive compensation program to a broader
  perspective of Company performance. There is
  little overlap between the performance measures
  used in our annual incentive program and
  performance-based equity awards.

✔ Performance-based equity. 50% of equity grants
  to our named executive officers are tied to 3-year
  performance achievement, including a relative TSR
  modifier to further ensure alignment with our
  shareholders.

✔ Annual say-on-pay vote. We hold annual advisory
  say-on-pay votes to approve executive
  compensation and in 2019 received support of 93%
  on such proposal.

✘ No excise tax gross-ups. We do not provide our
  management with “excise tax gross-ups” in the
  event of a change in control.

✘ Ban on pledging. We do not allow our
  management or directors to pledge our stock to
  secure loans or other obligations.

✘ No excessive executive benefit programs. We do
  not provide our management with pensions or any
  other enhanced benefit programs.

✘ No repricings. Our equity plans do not allow
  repricing of stock option or stock appreciation
  rights without stockholder approval.

✘ No excessive perquisites. Our management
  receives minimal perquisites.

How We Set Compensation
We have compensation programs for our named executive officers that are designed to offer compensation that is competitive with compensation offered by competitors and companies of similar size and complexity within the intermodal container and similar industries.
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Role of the Compensation Committee
The Compensation Committee, in consultation with Mr. Garcia, our President and Chief Executive Officer (except for his own compensation), develops recommendations for the compensation of our named executive officers and submits the same to our Board for its review and approval. The Compensation Committee considers, among other things, the recommendations of Mr. Garcia, company and individual performance factors, and peer group data and recommendations from Pearl Meyer, the Compensation Committee’s independent compensation consultant.
Decisions regarding the compensation of our named executive officers (except for our Chief Executive Officer) are generally made by the Board upon recommendation of the Compensation Committee. The Board and Compensation Committee may also delegate certain compensation decisions to a sub-committee of the Board. A special committee of the Board consisting solely of independent directors currently determines the compensation of our Chief Executive Officer.
The Compensation Committee consistently has sought to provide compensation packages to our named executive officers that are fair and competitive. The compensation for Mr. Garcia, Mr. Page, Mr. Hallahan and Ms. Cutino is also set pursuant to individual employment agreements entered into with each of them. In general, the overall compensation for our named executive officers is comprised of a mix of base salary, annual cash incentive bonuses and long-term, equity-based compensation pursuant to our equity compensation plan.
The Compensation Committee, through the analysis provided by Pearl Meyer, historically uses peer company data to guide its review of the total compensation of our named executive officers and generally reviews the compensation data for our peer companies and industry to understand market competitive compensation. The Compensation Committee focuses on ensuring that the elements of our named executive compensation program are consistent with peer and industry trends. While the peer group data presented may identify a certain percentile of executive compensation, the Compensation Committee does not target compensation to any specific percentile or range with regard to any specific element of compensation or total compensation.
Role of Management
As described above, the Compensation Committee develops recommendations regarding named executive officer compensation in consultation with Mr. Garcia. The Compensation Committee believes it is valuable to consider the recommendations of Mr. Garcia with respect to these matters because, given his knowledge of our operations and the day-to-day responsibilities of our named executive officers, he is in a unique position to provide the Compensation Committee with perspective into the performance of our named executive officers in light of our business objectives and other factors that lead to the success of our business.
No other executive officer participates in the determination of named executive officer compensation, and Mr. Garcia does not make recommendations or participate in the determination of his own compensation.
Role of Compensation Consultant
The Compensation Committee engages an independent compensation consultant to assist it by providing information, analyses, and other advice relating to our named executive compensation program, and retained Pearl Meyer to serve as its independent executive compensation consultant in 2019. In 2019, Pearl Meyer attended Compensation Committee meetings and advised the Compensation Committee between meetings as requested.
Pearl Meyer reports directly to the Compensation Committee, and while Pearl Meyer advises on executive compensation matters, the Compensation Committee makes all of the decisions and recommendations regarding the compensation of our named executive officers.
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Pearl Meyer conducts periodic reviews of our executive and non-employee Director compensation. The peer group used in our 2018 executive compensation analysis was selected from among publicly traded companies who operate in the leasing industry with comparable revenue and market value. The Compensation Committee believes these companies are broadly comparable to us, and represent our labor market for talent for key leadership positions. The companies included in our peer group are evaluated every other year and were last evaluated in 2018. The selected 2018 peer group consisted of:
2018 Peer Group
Air Transport Services Group, Inc.	McGrath Rentcorp
Aircastle LTD	Mobile Mini, Inc.
Echo Global Logistics, Inc.	Radiant Logistics, Inc.
GATX Corporation	Triton International Limited
General Finance Corporation	Willis Lease Finance Corp.
Marlin Business Services Corp.
In addition to the peer group data, several compensation surveys were utilized in Pearl Meyer’s analysis, and comparisons to survey benchmark positions were based on companies of a similar size as our Company.
Elements of 2019 Compensation
Our compensation program is made up of the following direct compensation elements:
Element	Fixed or Variable	Purpose
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.
Annual Cash Incentive	Variable	To motivate and reward for the achievement of our annual financial and/or operating performance goals.
Equity Awards	Variable
To align executives’ interests with the long-term interests of stockholders through equity-based compensation with performance-based and time-based vesting periods, and to promote the long-term retention of our executives and key management personnel.

As further described below, for 2019, the Compensation Committee and the Board did not make any material changes to our executive compensation program.
Base Salary
The Compensation Committee generally reviews named executive officer base salaries in the second quarter of each year in an effort to ensure that they are competitive with market levels and reflect our level of financial performance during the previous year. The Compensation Committee generally sets the base salary of each of our named executive officers at a level it believes compensates these individuals adequately for the work they are expected to perform in their respective positions, and the Compensation Committee may also consider the base salaries paid to similarly-positioned executives by peer organizations, individual performance of each of our named executive officers and overall company performance. For 2019, the Compensation Committee determined that the base salaries of our named executive officers were generally competitive with market levels and our peer companies, and in light of our corporate performance in 2019, the Compensation Committee and the Board did not approve any changes to the base salaries of any of our named executive officers. The base salaries for each of our named executive officers during 2019 are shown in the following table:
	Annual Base Salary
Name	July 1, 2018 – June 30, 2019	July 1, 2019 – June 30, 2020	Percentage Increase/(Decrease)
Victor M. Garcia	$725,000	$725,000	—%
Timothy B. Page	$435,000	$435,000	—%
Daniel J. Hallahan	$369,380	$380,248	3%(1)
Camille G. Cutino	$281,242	$281,242	—%
(1)	Mr. Hallahan received no increase in salary when measured in his local currency.
| 2020 PROXY STATEMENT | 21

Annual Cash Incentive Bonuses
The Compensation Committee believes that annual cash incentive bonuses awarded to our named executive officers for meeting or exceeding company performance goals and individual achievement goals provide our named executive officers additional incentive to perform, increase stockholder value and ensure that we attract and retain talented named executive officers. The Compensation Committee and the Board review objective performance criteria when determining the annual incentive bonuses to be awarded to our named executive officers.
Consistent with our pay-for-performance philosophy, for 2019, the Compensation Committee set our annual cash incentive bonuses for all of our named executive officers based on the achievement of company performance objectives, which were established by the Compensation Committee in its discretion.
The Compensation Committee established the following 2019 target annual incentive amounts for each of our named executive officers under our 2019 annual cash incentive program (the “2019 Bonus Plan”):
Named Executive Officer	Base Salary	Target Bonus as a Percentage of Salary	Target Bonus
Victor M. Garcia	$725,000	100%	$725,000
Timothy B. Page	$435,000	50%	$217,500
Daniel J. Hallahan	$367,647	60%	$220,588
Camille G. Cutino	$281,242	40%	$112,497
In setting the 2019 target bonus amounts for each of our named executive officers, the Compensation Committee considered the following factors: (i) organizational level and expected impact on our annual operating results; (ii) the scope, level of expertise and experience required for the named executive officer’s position; and (iii) competitive levels of the target annual incentive opportunity. Participants under the 2019 Bonus Plan were eligible to receive between 0% and 200% of each participant’s respective target bonus based on actual performance, as discussed below.
In 2019, the Compensation Committee replaced the individual performance component with a second, objective company performance goal such that the 2019 Bonus Plan was comprised of multiple performance metrics and focused on objective, performance-based and “at-risk” pay arrangements. We believe these performance metrics help align the interests of our named executive officers with those of stockholders by making a meaningful portion of their compensation contingent upon results beneficial to stockholders, and thereby incenting our named executive officers to create long-term value for stockholders.
Actual bonus amounts earned for 2019 were based on the level of achievement of (i) consolidated pre-tax income (for Mr. Garcia, Mr. Page and Ms. Cutino) and container pre-tax income (for Mr. Hallahan), in each case, versus a target established by the Compensation Committee at the beginning of the year, with a 75% weighting of each named executive officer’s target bonus, and (ii) consolidated return on average common equity (for each named executive officer), in each case, versus a target established by the Compensation Committee at the beginning of the year, with a 25% weighting of each named executive officer’s target bonus.
The following outlines the payout methodology in connection with the achievement of our Company financial performance measures under the 2019 Bonus Plan:
Performance Goal Achievement*	Performance Multiplier
Minimum Threshold = 75% of budget	50%

Target = 100% of budget	100%

Maximum = 175% or more than budget	200%
*
Performance Multipliers for performance falling between the Threshold, Target and Maximum Performance levels are determined by linear interpolation. Performance below Minimum Threshold results in a 0% Multiplier.

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The table below sets forth the calculation of the 2019 bonus payouts with respect to the objective company performance goals:
Performance Factor	2019 Target	2019 Actual	2019 Actual as a Percentage of Target	Weighting	Bonus Payout vs. Target
Consolidated Pre-Tax Income (Mr. Garcia, Mr. Page and Ms. Cutino)	$90.9 million	$22.3 million	25%	75%	0%
Container Pre-Tax Income (Mr. Hallahan)	$86.8 million	$60.2 million	69%	75%	0%
Consolidated Return on Average Common Equity (all named executive officers)	12.2%	2.5%	21%	25%	0%
In light of our performance in 2019, we did not pay out any incentive bonuses under the 2019 Bonus Plan.
Long-Term Equity Incentive Program
We use our long-term equity incentive (“LTI”) program to provide variable compensation in the form of equity that rewards executives when we achieve long-term results that align with stockholders’ interests. In 2019, the Compensation Committee continued its approach adopted in 2018 by granting equity awards in two 50% portions: one with initial value and vesting determined by achievement of key financial performance measures, and thereafter by market determined stock value, and the other with time-vesting and market determined stock value.
Under our LTI program, we generally grant our named executive officers two types of awards: performance-based restricted stock units (“RSUs”) and time-based RSUs. Each RSU represents the contingent right to receive one share of our common stock upon vesting and settlement of the RSU. Based on a review of market data and recommendation from Pearl Meyer, the Compensation Committee’s independent compensation consultant, each named executive officer is awarded an aggregate LTI value, which is allocated among the two types of awards. For 2019, the mix of awards (see table below) was determined to provide the appropriate balance of performance- and time-based compensation to support our long-term strategy. This mix of awards is designed to tie executive compensation to balance performance focus with retention value, and mitigate the risk of over-focus on a single metric.
Award Type	2019 Allocation Percentage	2019 Alignment to Stockholder Interests
Performance-Based RSUs	50%
Payout depends on our performance at the end of a three-year performance period if specified pre-determined performance metrics are met, as well as our TSR performance relative to our peer group (see the 2019 Performance-Based RSU Award section below for further details). The value of the earned award also depends on our stock price at the end of the performance period.

Time-Based RSUs	50%	Value of award depends on our stock price at the time of the vesting.
The equity awards granted to our named executive officers in 2019 were as follows:
Name	Time-Based RSUs Awards: Number of Units (#)	Performance-Based RSUs Awards: Number of Units Awarded at Target (#)
Victor M. Garcia	18,017	18,017
Timothy B. Page	5,210	5,210
Daniel J. Hallahan	4,297	4,297
Camille G. Cutino	2,191	2,191
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The key components of our LTI program are summarized below:
2019 Performance-Based RSU Award. The performance-based RSUs are designed to reward for achievement of key financial performance measures over a three-year performance period. The program is structured to align both near-term progress and a long-term focus by establishing an opportunity at the end of a three-year cycle to vest in the award based on actual performance.
The Compensation Committee selected three-year consolidated return on average common equity as the performance-based metric applicable to our named executive officers, which the Compensation Committee believes align our executive compensation to company financial performance.
At the end of the three-year performance period, our named executive officers may earn from 0% to 200% of the target number of performance-based RSUs based on the level of achievement for the performance measure cumulatively over the three-year performance period. At maximum performance, these awards vest at 200% of the target value for the performance measure, and no awards are vested if performance falls below the established threshold for such measure. Linear interpolation is used to determine the number of units vesting for performance achievement between threshold and target and target and maximum levels. Moreover, for 2019, a relative Total Shareholder Return (rTSR) component, as measured over the prior three (3) years, was added as a back-end modifier to the calculation of performance totals, which when applied, can result in a 25% adjustment to the award, upward or downward, if the Company’s rTSR ranks in the top or bottom third on a list of peer TSRs. The peers for TSR comparison are the Company’s 2018 compensation Peer Group plus Textainer Group Holdings Limited (TGH). In calculating the Company’s rTSR positioning, the TSRs for TGH and Triton International Limited—the Company’s closest market comparables—are given double weighting.
2019 Time- Based RSU Award. Our time-based RSU awards are designed to significantly strengthen the retention value of our LTI program by providing a full value component to balance our performance-based awards. The time-based RSUs vest ratably over a four-year period, subject to continued employment with our Company.
Severance and Change in Control Payments
We have entered into written agreements with Mr. Garcia, Mr. Page, Mr. Hallahan and Ms. Cutino pursuant to which they are entitled to receive severance benefits in the event their employment is terminated by us other than for cause, by the executive for good reason, or as a result of death or disability. We provide these benefits to attract and retain qualified executive officers who could obtain similar positions at other companies. These potential payments are discussed further under “Potential Post-Employment or Change in Control Payments” below.
Other Benefits
Our named executive officers are eligible to participate in all our employee benefit plans, such as medical, dental, vision, group life, disability and our 401(k) plan, in each case on the same basis as other employees. In addition, we pay for additional life insurance policies for certain of our named executive officers. All of these other benefits are included as part of the benefits package to retain highly qualified executives. We also provide vacation and other paid holidays to all employees, including our executive officers.
Anti-Hedging and Anti-Pledging Practices
We generally do not allow our management or directors to pledge our stock to secure loans or other obligations, including in margin accounts. Although we do not have a formal policy related to hedging transactions, we discourage our management and directors from engaging in hedging and monetization transactions in connection with our securities, such as zero-cost collars, prepaid variable forward sale contracts, equity swaps and exchange funds.
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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement relating to our 2020 Annual Meeting of Stockholders.
Compensation Committee Report Submitted By:

Kathryn G. Jackson (Chair) David G. Remington Gary M. Sawka John H. Williford Andrew S. Ogawa
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2019 Summary Compensation Table
The following table provides information concerning the compensation of our named executive officers for the years ended December 31, 2019, 2018 and 2017, as applicable.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Victor M. Garcia President and Chief Executive Officer	2019	725,000	—	924,992	—	—	49,775	1,699,767
	2018	712,500	—	700,012	—	863,739	47,046	2,323,297
	2017	626,700	—	—	481,662	894,584	35,464	2,038,410
Timothy B. Page Chief Financial Officer	2019	435,000	—	267,480	—	—	56,000	758,480
	2018	428,460	—	210,941	—	250,965	51,372	941,738
	2017	415,776	337,537	—	157,635	—	48,994	959,942
Daniel J. Hallahan Senior Vice President, Global Marketing	2019	374,814	—	220,608	—	—	46,951	642,373
	2018	362,259	—	204,634	—	269,891	42,321	879,105
	2017	337,020	355,138	—	201,422	—	38,813	932,393
Camille G. Cutino Vice President, Operations and Human Resources	2019	281,242	—	112,486	—	—	36,830	430,558
	2018	277,146	—	109,237	—	131,915	32,774	551,072
	2017	269,075	150,000	47,670	52,545	—	36,908	556,198
(1)	These amounts reflect the base salary earned for services during the year ended December 31, 2019. Base salary changes are effective on July 1st of each fiscal year
(2)
These amounts reflect the aggregate grant date fair value for restricted stock awards and stock options computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. For information on the method and assumptions used to calculate the compensation costs, see Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. The aggregate grant date fair value of stock awards, which are comprised of time-vested RSUs and performance-based RSUs, includes the grant date fair value for the performance-based RSUs calculated based on the target number of shares. For 2019, the total aggregate grant date fair value of stock awards, including the time-vested RSUs and the performance-based RSUs assuming the achievement of the highest level of performance, would be as follows: $1,618,736 for Mr. Garcia, $468,090 for Mr. Page, $386,064 for Mr. Hallahan, and $196,851 for Ms. Cutino.

(3)	Represents amounts earned by our named executive officers under our annual cash incentive program. See “Annual Cash Incentive Bonuses” above for additional information on the amounts earned in 2019.
(4)	All other compensation for 2019 consisted of the following for each of our named executive officers:
Named Executive Officer	Health Insurance ($)	Life and Disability Insurance ($)	Retirement Plan Matching Contributions ($)	Car Allowance and/or Parking ($)	Total All Other Compensation ($)
Victor M. Garcia	16,657	3,318	11,200	18,600	49,775
Timothy B. Page	28,031	10,169	11,200	6,600	56,000
Daniel J. Hallahan	13,178	—	19,687	14,086	46,951
Camille G. Cutino	20,011	3,928	11,200	1,691	36,830
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2019 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards for each of our named executive officers for 2019.
Name	Award Description	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Victor M. Garcia	Time-Based RSUs	2/14/2019	—	—	—	—	—	—	18,017	462,496
	Performance-Based RSUs	2/14/2019	—	—	—	6,756	18,017	45,043	—	462,496
	Annual Cash Incentive		362,500	725,000	1,450,000	—	—	—	—	—
Timothy B. Page	Time-Based RSUs	2/14/2019	—	—	—	—	—	—	5,210	133,740
	Performance-Based RSUs	2/14/2019	—	—	—	1,954	5,210	13,025	—	133,740
	Annual Cash Incentive		217,500	435,000	870,000	—	—	—	—	—
Daniel J. Hallahan	Time-Based RSUs	2/14/2019	—	—	—	—	—	—	4,297	110,304
	Performance-Based RSUs	2/14/2019	—	—	—	1,611	4,297	10,743	—	110,304
	Annual Cash Incentive		183,734	367,647	734,934	—	—	—	—	—
Camille G. Cutino	Time-Based RSUs	2/14/2019	—	—	—	—	—	—	2,191	56,243
	Performance-Based RSUs	2/14/2019	—	—	—	821	2,191	5,478	—	56,243
	Annual Cash Incentive		140,621	281,242	562,484	—	—	—	—	—
(1)	Represents the performance-based RSUs granted by the Compensation Committee in 2019 (See “Long-Term Equity Incentive Program” above.
(2)
These amounts reflect the aggregate grant date fair value of grants computed in accordance with FASB ASC Topic 718, excluding the effect of any estimated forfeitures. For information on the method and assumptions used to calculate the compensation costs, see Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019.

Employment Agreements
Victor M. Garcia. Mr. Garcia became our President and Chief Executive Officer in June 2011. Mr. Garcia previously served as our Senior Vice President and Chief Operating Officer from September 2010 to June 2011. On May 22, 2017, we entered into a Second Amended and Restated Employment Agreement (the “Employment Agreement”) with Mr. Garcia, effective as of May 1, 2017. The Employment Agreement replaces the amended and restated employment agreement entered into with Mr. Garcia in April 2011. Unless Mr. Garcia’s employment is terminated before expiration, the Employment Agreement will remain in effect until May 1, 2020, subject to automatic renewal for an additional 36 months if not terminated by either party in writing at least 90 days prior to the end of the applicable term of the Employment Agreement.
The Employment Agreement provided for an initial annual base salary and target annual bonus amount, subject to annual adjustment by the Board. In addition, Mr. Garcia is eligible to receive equity awards from the Company, subject to the discretion of the Board. Pursuant to the Employment Agreement, any unvested equity awards granted to Mr. Garcia will automatically become fully vested and exercisable upon the occurrence of a “Change in Control” (as defined in the Employment Agreement).
Mr. Garcia is further entitled to certain benefits upon his termination by us without cause, for death, disability or by Mr. Garcia for “good reason” or in connection with a change in control, as further described below.
Timothy B. Page. Mr. Page became our Chief Financial Officer in May 2011. We initially entered into an employment agreement with Mr. Page effective mid-May 2011 in connection with his appointment as our Chief Financial Officer. On August 20, 2013, we entered into a new employment agreement with Mr. Page with a term extending to August 19, 2016. The agreement automatically renewed for another three-year period. Pursuant to this employment agreement, Mr. Page’s annual base salary is eligible for annual increases at the discretion of the Board. Mr. Page is further entitled to certain benefits upon his termination by us without cause, for death, disability or by Mr. Page for “good reason” or in connection with a change in control, as further described below.
Daniel J. Hallahan. Mr. Hallahan has served as our Senior Vice President, Global Marketing since February 2010. On August 20, 2013, we entered into an employment agreement with Mr. Hallahan. The agreement provides that Mr. Hallahan’s employment will continue unless and until either the Company or Mr. Hallahan provides twelve months’ advance written notice of intent to terminate the agreement. Pursuant to this employment agreement, Mr. Hallahan’s annual base salary is eligible for annual increases at the discretion of the Board. Mr. Hallahan is also eligible to receive, among other things, an annual bonus subject to a discretionary determination by the Company, a car allowance and other benefits typically given to executive officers of the Company. Mr. Hallahan is further entitled to certain benefits upon his termination by us in connection with a change in control, as further described below.
| 2020 PROXY STATEMENT | 27

Camille G. Cutino. Ms. Cutino has served as our Vice President, Operations and Human Resources since October 2011. On October 2, 2019, we entered into an employment agreement with Ms. Cutino with a term extending to October 1, 2022. If not terminated in writing by either party at least 90 days prior to the end of the term, the employment agreement will automatically renew for another three-year period. Pursuant to her employment agreement, Ms. Cutino’s annual base salary is eligible for annual increases at the discretion of the Board. Ms. Cutino is further entitled to certain benefits upon her termination by us without cause, for death, disability or by Ms. Cutino for “good reason” or in connection with a change in control, as further described below.
2019 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the number and estimated value of outstanding stock options and restricted stock awards held by each of our named executive officers as of December 31, 2019.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Victor M. Garcia	4/29/2011	12,561	—	25.16	4/28/2021	—	—	—	—
	6/12/2012	5,250	—	17.77	6/11/2022	—	—	—	—
	6/14/2013	13,800	—	26.41	6/13/2023	—	—	—	—
	6/12/2014	55,000	—	22.09	6/11/2024	—	—	—	—
	6/5/2015	55,000	—	21.89	6/4/2025	—	—	—	—
	6/3/2016	48,125	6,875(2)	7.87	6/2/2026	—	—	—	—
	2/16/2017	38,958	16,042(2)	15.89	2/15/2027	—	—	—	—
	2/16/2018	—	—	—	—	11,987(3)	347,383	—	—
	2/16/2018	—	—	—	—	—	—	15,982(4)	463,158
	2/14/2019	—	—	—	—	18,017(3)	522,133	—	—
	2/14/2019	—	—	—	—	—	—	18,017(4)	522,133
Timothy B. Page	6/12/2014	3,000	—	22.09	6/11/2024	—	—	—	—
	6/5/2015	7,500	—	21.89	6/4/2025	—	—	—	—
	6/3/2016	9,750	2,250(2)	7.87	6/2/2026	—	—	—	—
	2/16/2017	12,750	5,250(2)	15.89	2/15/2027	—	—	—	—
	2/16/2018	—	—	—	—	3,612(3)	104,676	—	—
	2/16/2018	—	—	—	—	—	—	4,816(4)	139,568
	2/14/2019	—	—	—	—	5,210(3)	150,986	—	—
	2/14/2019	—	—	—	—	—	—	5,210(4)	150,986
Daniel J. Hallahan	6/12/2014	1,605	—	22.09	6/11/2024	—	—	—	—
	6/5/2015	7,125	—	21.89	6/4/2025	—	—	—	—
	6/3/2016	—	2,250(2)	7.87	6/2/2026	—	—	—	—
	2/16/2017	—	6,709(2)	15.89	2/15/2027	—	—	—	—
	2/16/2018	—	—	—	—	3,504(3)	101,546	—	—
	2/16/2018	—	—	—	—	—	—	4,672(4)	135,395
	2/14/2019	—	—	—	—	4,297(3)	124,527	—	—
	2/14/2019	—	—	—	—	—	—	4,297(4)	124,527
Camille G. Cutino	6/12/2014	667	—	22.09	6/11/2024	—	—	—	—
	6/5/2015	1,667	—	21.89	6/4/2025	—	—	—	—
	6/3/2016	3,250	750(2)	7.87	6/2/2026	—	—	—	—
	6/3/2016	—	—	—	—	750(3)	21,735	—	—
	2/16/2017	4,250	1,750(2)	15.89	2/15/2027	—	—	—	—
	2/16/2017	—	—	—	—	1,500(3)	43,470	—	—
	2/16/2018	—	—	—	—	1,871(3)	54,222	—	—
	2/16/2018	—	—	—	—	—	—	2,494(4)	72,276
	2/14/2019	—	—	—	—	2,191(3)	63,495	—	—
	2/14/2019	—	—	—	—	—	—	2,191(4)	63,495
(1)	Market value calculated based on our closing stock price of $28.98 per share as reported on the NYSE on December 31, 2019.
(2)
Twenty-five percent (25%) of the total number of shares subject to the option vest and become exercisable on the first anniversary of the grant date, and 1/48th of the total number of shares subject to the option vest monthly thereafter, provided that the option holder is in continuous service with us as of each vesting date.

(3)
The time-based RSU awards vest in four equal annual installments beginning on the first anniversary of the vesting date, provided that the holder is in continuous service with us as of each vesting date.

(4)
Represents the performance-based RSUs granted by the Compensation Committee in 2018 and 2019. See “Long-Term Equity Incentive Program” above. The amount of performance-based RSUs represents the amount of shares that can be earned based on the achievement of target performance over the three-year performance period.

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2019 Option Exercises and Stock Vested Table
The following table presents information regarding the exercise of stock options and vesting of stock awards for each of our named executive officers during 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Victor M. Garcia	11,357	193,296	3,995	98,716
Timothy B. Page	—	—	1,204	29,751
Daniel J. Hallahan	25,666	411,257	1,168	28,861
Camille G. Cutino	—	—	2,623	63,764
(1)
For option awards, the value realized is the difference between the closing price of our common stock on the date of exercise and the exercise price. For stock awards, the value realized is based on the closing price of our common stock on the vesting date.

Potential Payments upon Termination or Change in Control
Employment Agreements
Messrs. Garcia, Page and Hallahan and Ms. Cutino are entitled to certain payments from us pursuant to their respective employment agreements in the event of their termination of employment or upon the occurrence of a “Change in Control.”
Victor M. Garcia. In the event Mr. Garcia’s employment is terminated for “Cause” (as defined in the Employment Agreement) or due to Company insolvency, Mr. Garcia is entitled only to any accrued compensation and benefits through the effective date of his termination.
In the event Mr. Garcia’s employment is terminated (i) by the Company without “Cause”, (ii) due to his death or disability, (iii) for any reason, other than for “Cause”, death or disability, within twenty-four months following a “Change in Control” (as defined in the Employment Agreement”) or (iv) by him for “Good Reason” (as defined in the Employment Agreement), Mr. Garcia is entitled to receive the following payments and benefits:
•	any accrued compensation and benefits through the effective date of the termination;
•
a lump sum payment equal to 150% of the sum of: (i) Mr. Garcia’s base salary for the 12 months immediately preceding the date of termination, and (ii) the average of Mr. Garcia’s cash performance bonus for the two most recent years;

•
COBRA health benefits for whichever of the following periods is shortest: (A) the longer of (i) the remaining term of Mr. Garcia’s Employment Agreement or (ii) eighteen months following the date of termination; or (B) until Mr. Garcia is no longer entitled to COBRA continuation coverage under the Company’s group health plans; and

•
so long as the date of termination is at least one month after the beginning of our latest fiscal year, the annual bonus for the fiscal year of termination, pro-rated based on the number of days Mr. Garcia was employed during the fiscal year.

In addition, notwithstanding the terms of our 2019 Incentive Plan (the “2019 Plan”), as described below, upon the occurrence of a Change in Control, any unvested equity awards held by Mr. Garcia will automatically become fully vested and exercisable immediately prior to the date of such Change in Control.
Mr. Garcia’s employment agreement also provides that if he becomes entitled to receive or if he receives any payments that would be characterized as “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments will be reduced to the highest amount that may be paid to him without having any portion of any payment treated as an “excess parachute payment,” but only if the effect of the reduction is that he would receive a greater amount of payments, as determined on an after-tax basis. If, on an after-tax basis, the payments Mr. Garcia would receive would be greater without any reduction, then these payments will not be reduced.
| 2020 PROXY STATEMENT | 29

Timothy B. Page. In the event Mr. Page’s employment is terminated without Cause, for death or disability, or by Mr. Page for Good Reason, or within 24 months of a Change in Control and in connection therewith, Mr. Page is entitled to receive a lump sum payment equal to 100% of his then-current base salary, or, in the case of termination based upon Change in Control, 200% of his then-current base salary, plus a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years. The definitions of “Cause”, “Good Reason” and “Change of Control” under Mr. Page’s employment agreement are substantially similar to the definitions under Mr. Garcia’s employment agreement.
Daniel J. Hallahan. In the event Mr. Hallahan’s employment is terminated within 24 months following the occurrence of a Change in Control and in connection therewith, Mr. Hallahan is entitled to receive a lump sum payment equal to one year of his base salary, plus a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years. The definition of “Change of Control” under Mr. Hallahan’s employment agreement is substantially similar to the definition under Mr. Garcia’s employment agreement.
Camille G. Cutino. In the event Ms. Cutino’s employment is terminated without Cause, for death or disability, or by Ms. Cutino for Good Reason, or within 24 months of a Change in Control and in connection therewith, Ms. Cutino is entitled to receive a lump sum payment equal to 100% of her then-current base salary, or, in the case of termination based upon Change in Control, 200% of her then-current base salary, plus a cash bonus equal to the average of the annual cash bonus amounts paid over the preceding two years. The definitions of “Cause”, “Good Reason” and “Change of Control” under Ms. Cutino’s employment agreement are substantially similar to the definitions under Mr. Garcia’s employment agreement.
Equity Compensation Plan
All awards under our equity compensation plans (except as otherwise set forth in an employment agreement or applicable award agreement), including shares subject to stock options and restricted stock awards, that have not vested will become fully vested and exercisable in the event of a “change in control,” as defined below, and any such awards constituting “deferred compensation” within the meaning of Section 409A of the Code will be paid within 60 days following the effective date of the change in control, unless, the options, stock or other awards are assumed by the successor company in a “company transaction,” as defined below. A “change in control” is generally defined as an acquisition of 50% or more of our voting power, or a change in the composition of our Board in a two-year period, without the approval of the Incumbent Board (as defined in our equity compensation plans), that results in fewer than a majority of the incumbent board remaining in office. A “company transaction” is generally defined as the completion of a merger or consolidation with or into another company or entity, a sale in one or more transactions with the common purpose of all of our outstanding voting securities, or a sale in one or more transactions with the common purpose of all or substantially all of our assets.
30 | 2020 PROXY STATEMENT |

The following table describes the potential payments for our named executive officers upon a termination or change of control, assuming that the triggering events occurred on December 31, 2019. In the case of stock options, the value of the acceleration was determined based on the difference between (i) the exercise price of the shares for which vesting was accelerated and (ii) the $28.98 closing price on December 31, 2019. In the case of restricted stock and RSU awards, the value of the acceleration was determined based on the value of the shares for which vesting was accelerated using the $28.98 closing price on December 31, 2019.
Name	Benefit	Upon a Change in Control ($)	Termination Without Cause ($)	Termination For Good Reason, Due to Death or Disability, or Within 24 Months Following a Change in Control ($)
Victor M. Garcia
	Severance	—	1,087,500	1,087,500
	Non-equity incentive plan bonus	—	647,804	647,804
	Stock options (unvested and accelerated)	355,121	—	—
	Restricted stock and RSUs (unvested and accelerated)	1,854,807	—	—
	COBRA premiums	—	26,875	26,875
	Total	2,209,928	1,762,179	1,762,179
Timothy B. Page(1)
	Severance	—	435,000	435,000
	Non-equity incentive plan bonus	—	125,482	125,482
	Stock options (unvested and accelerated)	116,220	—	—
	Restricted stock and RSUs (unvested and accelerated)	546,216	—	—
	Total	662,436	560,482	560,482
Daniel J. Hallahan
	Severance	—	—	380,248
	Non-equity incentive plan bonus	—	—	134,945
	Stock options (unvested and accelerated)	135,318	—	—
	Restricted stock and RSUs (unvested and accelerated)	485,995	—	—
	Total	621,313	—	515,193
Camille G. Cutino(2)
	Severance	—	281,242	281,242
	Non-equity incentive plan bonus	—	65,957	65,957
	Stock options (unvested and accelerated)	38,740	—	—
	Restricted stock and RSUs (unvested and accelerated)	318,693	—	—
	Total	357,433	347,199	347,199
(1)
Upon termination for any reason (other than for cause or as a result of death or disability) within 24 months of a change in control, Mr. Page would be entitled to a severance payment of $870,000 as of December 31, 2019.

(2)
Upon termination for any reason (other than for cause or as a result of death or disability) within 24 months of a change in control, Ms. Cutino would be entitled to a severance payment of $562,484 as of December 31, 2019.

| 2020 PROXY STATEMENT | 31

Equity Compensation Plan Information
The following table summarizes information about our equity compensation plans in effect as of December 31, 2019:
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)(1)
Equity compensation plans approved by securityholders(1)	646,946	$16.96	1,794,961
Equity compensation plans not approved by securityholders	—	—	—
Total	646,946	$16.96	1,794,961
(1)
Shares available for issuance under the 2019 Plan can be granted pursuant to stock options, SARs, restricted stock or units, performance units, performance shares and any other stock-based awards selected by the plan administrator. Includes 250,000 shares available for issuance under our 2019 Employee Stock Purchase Plan.

32 | 2020 PROXY STATEMENT |

CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to determine and disclose the pay ratio of our Chief Executive Officer to that of our median compensated employee. Our Chief Executive Officer to median compensated employee pay ratio is 19.8 to 1, as calculated as set forth below:
•	the median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $85,850; and
•	the annual total compensation of our Chief Executive Officer, as reported in the 2019 Summary Compensation Table above, was $1,699,767.
We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We calculated annual total compensation for our median employee using the same methodology we use for our named executive officers as set forth in the 2019 Summary Compensation Table above in this proxy statement.
For 2019, we used the same methodology to identify the median employee that was used in 2017 since there has been no change in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure. However, because the median employee in 2017 was no longer suitable for this calculation as they left the company, a similarly situated employee was selected for 2018 and used again in 2019. We identified the median employee by examining the 2017 total cash compensation for all of our employees through December 31, 2017, excluding our Chief Executive Officer, who were employed by us on that date. We included all employees, whether employed on a full-time or part-time, salaried or hourly basis.
| 2020 PROXY STATEMENT | 33

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019, and recommends that our stockholders vote to ratify such appointment.
KPMG LLP has audited our financial statements since 1989. Stockholder approval of the selection of KPMG LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. The Audit Committee will consider the results of the stockholder vote and in the event of a negative vote will reconsider its selection of KPMG LLP. Even in the event of an affirmative stockholder vote, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.
Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees and Services
The following table summarizes the fees billed by KPMG LLP for professional services rendered to us for the fiscal years ended December 31, 2018 and 2019.
Services Rendered	2018	2019
Audit Fees(1)	$1,005,250	$1,061,500
Audit-Related Fees(2)	314,000	28,000
Tax Fees(3)	9,800	11,700
Total Fees	$1,329,050	$1,101,200
(1)
Audit Fees consist of fees for professional services rendered for the audit of our 2018 and 2019 consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with regulatory filings.

(2)
Audit-Related Fees consist of fees billed for assurance and related services, including comfort letters for public offerings and services associated with compliance reporting for our asset-backed securities.

(3)	Tax Fees consist of fees billed for professional services rendered in 2018 and 2019 for tax compliance relating to our domestic and foreign subsidiaries.
Pre-Approval Policy and Procedures
The Audit Committee pre-approves all audit and permissible audit-related and non-audit services provided to the Company by our independent registered public accounting firm and the associated fees for these services. Requests to provide services requiring pre-approval by the Audit Committee are submitted to the Audit Committee with a description of the services to be provided and an estimate of the fees to be charged in connection with such services. All engagements must be separately pre-approved by the Audit Committee. All services and fees for 2018 and 2019 were pre-approved by the Audit Committee. Engagements must be separately pre-approved by the Audit Committee.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.
34 | 2020 PROXY STATEMENT |

AUDIT COMMITTEE REPORT
The Audit Committee appoints, determines funding for, oversees and evaluates the independent registered public accounting firm with respect to accounting, internal controls over financial reporting and other matters, and makes other decisions with respect to audit and finance matters. The Audit Committee also pre-approves the retention of the independent registered public accounting firm and fees for all audit and permitted non-audit services provided by the independent registered public accounting firm, and determines whether the provision of non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. All members of the Audit Committee are able to read and understand financial statements and have experience in finance and accounting that provides them with financial sophistication.
Duties and Responsibilities
The Audit Committee operates under a written charter approved by the Board. Pursuant to authority delegated by the Board and the Audit Committee’s written charter, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to:
•	the integrity of CAI’s financial statements;
•	CAI’s compliance with legal and regulatory requirements;
•	CAI’s systems of internal control over financial reporting as established by management;
•	the independent registered public accounting firm’s qualifications and independence;
•	the performance by CAI’s independent registered public accounting firm;
•	CAI’s internal audit activities and processes;
•	risk assessment and risk management (including any cybersecurity risks);
•	CAI’s auditing, accounting and financial reporting processes generally; and
•	compliance with CAI’s ethical standards for senior financial officers and all personnel.
In fulfilling its duties, the Audit Committee maintains free and open communication with the Board, the independent registered public accounting firm, financial management and all employees.
In connection with these responsibilities, the Audit Committee met with management to review and discuss CAI’s audited financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.
Fiscal 2019 Audit
Based on the reviews and discussions described above, the Audit Committee recommended that the Board include the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Audit Committee Report Submitted By:

Gary Sawka (Chair) Kathryn G. Jackson David G. Remington John H. Williford Andrew S. Ogawa
| 2020 PROXY STATEMENT | 35

PROPOSAL NO. 3 – ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to approve an advisory resolution to approve the compensation of our named executive officers as reported in this proxy statement. Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders until the next required vote on the frequency of such votes, which we expect to occur in 2023.
The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s named executive officers, whose compensation is reported in the 2019 Summary Compensation Table above. Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure. Consistent with our compensation philosophy, our executive compensation program has been designed to provide competitive compensation packages that enable us to attract and retain talented executives and motivate named executive officers to achieve our short- and long-term business strategies.
The Compensation Committee and our Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executives reported in this proxy statement has contributed to the Company’s recent and long-term success. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, notes and narrative discussion in the proxy statement for the Company’s 2020 Annual Meeting of Stockholders.
While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. It will consider the outcome of the vote and those opinions when making future compensation decisions.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
36 | 2020 PROXY STATEMENT |

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows common stock ownership on May 12, 2020, except as otherwise noted, by:
•	each person known to us who beneficially owned more than 5% of our common stock;
•	each of the named executive officers named in the 2019 Summary Compensation Table above;
•	each of our current directors and director nominees; and
•	all of our current executive officers and directors as a group.
The number of shares beneficially owned by each entity or person is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of May 12, 2020 through the exercise of any stock option or other right. All unvested restricted stock awards are included in each holder’s beneficial ownership as holders are entitled to voting rights upon issuance of the restricted stock. Percentage beneficially owned below is based on 17,506,453 shares of our common stock outstanding on May 12, 2020.
Unless otherwise indicated, the address for all persons named below is c/o CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Beneficial Owners of 5% or More of our Common Stock:
Park West Asset Management LLC(1)	1,522,328	8.7%
Wellington Management Group LLP(2)	1,466,500	8.4%
Dimensional Fund Advisors LP(3)	1,464,018	8.4%
Weiss Asset Management LP(4)	1,430,751	8.2%
Wellington Trust Company, N.A.(5)	1,344,896	7.7%
BlackRock, Inc.(6)	1,238,616	7.1%
Aristotle Capital Boston, LLC(7)	1,132,235	6.5%
Mangrove Partners Master Fund, Ltd(8)	1,101,173	6.3%
Andrew S. Ogawa(9)	1,076,367	6.1%
Named Executive Officers, Directors and Director Nominees:
Victor M. Garcia(10)	313,624	1.8%
Kathryn G. Jackson(11)	14,353	*
Andrew S. Ogawa(9)	1,076,367	6.1%
David G. Remington(12)	64,738	*
Gary M. Sawka(13)	93,321	*
John H. Williford(14)	13,687	*
Timothy B. Page(15)	41,211	*
Camille G. Cutino(16)	20,079	*
Daniel J. Hallahan(17)	39,014	*
All directors and executive officers as a group (9 persons)(18)	1,676,394	9.6%
*	Less than 1%.
(1)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2020. The address for Park West Asset Management LLC is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(2)	Based solely on a Schedule 13G/A filed with the SEC on January 27, 2020. The address of Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.
(3)	Based solely on a Schedule 13G/A filed with the SEC on February 12, 2020. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.
(4)	Based solely on a Schedule 13D/A filed with the SEC on February 3, 2020. The address of Weiss Asset Management LLP is c/o Georgiy Nikitin, 222 Berkeley St., 16th Floor, Boston, Massachusetts 02116.
(5)
Based solely on a Schedule 13G/A filed with the SEC on January 29, 2020. The address for Wellington Trust Company, N.A. is c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02210.

| 2020 PROXY STATEMENT | 37

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 5, 2020. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(7)	Based solely on a 13G filed with the SEC on February 14, 2020. The address of Aristotle Capital Boston, LLC is One Federal Street, 36th Floor, Boston, Massachusetts 02110.
(8)
Based solely on a Schedule 13G/A filed with the SEC on February 7, 2020. The address for Mangrove Partners Master Fund, Ltd is c/o Maples Corporate Services, Ltd., PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands KY1-1104.

(9)
Mr. Ogawa beneficially owns 105,634 shares of our common stock in his own name, which includes 6,564 shares of restricted stock. Mr. Ogawa also beneficially owns (i) 712,433 shares held by the Mr. Ogawa as executor of the estate of Hiromitsu Ogawa and (ii) 258,300 shares held by the Andrew S. Ogawa GST Trust, of which Mr. Ogawa is the trustee.

(10)	Includes 242,444 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020.
(11)	Includes 6,564 shares of restricted stock.
(12)	Includes 48,400 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020 and 7,877 shares of restricted stock.
(13)	Includes 80,000 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020 and 6,564 shares of restricted stock.
(14)	Includes 6,564 shares of restricted stock.
(15)	Includes 37,500 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020.
(16)	Includes 11,334 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020 and 750 shares of restricted stock.
(17)	Includes 13,855 shares issuable upon exercise of options that are exercisable within 60 days of May 12, 2020.
(18)
Includes 433,533 shares that executive officers and directors as a group have the right to acquire within 60 days of May 12, 2020 through the exercise of options, and 34,883 shares of restricted stock.

38 | 2020 PROXY STATEMENT |

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. To our knowledge, based solely on a review of copies of such reports and written representations from our executive officers and directors that no other reports were required, we believe that during the year ended December 31, 2019, all reports required under Section 16(a) were timely filed, except for:
•	Form 4s for Victor Garcia, Timothy Page, Daniel Hallahan and Camille Cutino filed on February 28, 2019 relating to the grant of RSUs;
•	a Form 4 for Mr. Garcia filed on February 24, 2020 relating to an exercise of stock options in May 2019; and
•
a Form 4 for Mr. Hallahan filed on January 24, 2020 relating to (i) the sale of shares of common stock in November 2019 and (ii) the exercise of stock options and the sale of shares of common stock to cover the exercise price and tax obligations upon the exercise of the stock options in December 2019.

| 2020 PROXY STATEMENT | 39

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
There were no material related person transactions in 2019 to report in this proxy statement pursuant to SEC rules and regulations.
Policies and Procedures for Approving Transactions with Related Persons
Our Code of Business Conduct and Ethics, which applies to all our directors, officers, employees and agents, provides information concerning any related person transaction or other conflict of interest should be given to the Audit Committee Chairperson for review. Our Audit Committee reviews and approves any related person transactions. In addition, in accordance with the Audit Committee Charter, our Audit Committee, in executing the responsibilities delegated to it, reviews a summary of CAI’s transactions with its directors and officers and with firms that employ our directors, as well as any other material related person transactions, periodically, but no less frequently than annually. The Audit Committee consists entirely of disinterested, non-employee directors. A copy of our Code of Business Conduct and Ethics is available in the “Documents & Charters” portion of the Investors section of our website at www.capps.com.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2021 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the written proposal must have been received by our Secretary at our principal executive offices no later than January 21, 2021. If the date of the 2021 Annual Meeting of Stockholders is moved more than 30 days before or after July 2, 2021, the deadline for inclusion of proposals in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Such proposals must also comply with the provisions in our amended and restated bylaws (our “Bylaws”) regarding business to be brought before a stockholder meeting and SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to CAI International, Inc., Attn: Secretary, 1 Market Plaza, Steuart Tower, Suite 2400, San Francisco, CA 94105, Fax: (415) 788-3430.
For a stockholder proposal or director nomination that is not intended to be included in our proxy statement as described above, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Stockholders must provide the information required by our Bylaws and give timely notice to our Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Secretary at the address above:
•	not earlier than the close of business on March 4, 2021; and
•	not later than the close of business on April 3, 2021.
However, in the event that the 2021 Annual Meeting of Stockholders is convened more than 30 days before or more than 60 days after July 2, 2021, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to 2021 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2020 Annual Meeting of Stockholders is first made.
Copy of Bylaw Provisions: If you wish to make a proposal or nominate a director, you are advised to review our Bylaws regarding the requirements that must be satisfied in order for a stockholder proposal or director nomination to be considered at an Annual Meeting. You may contact our Secretary as indicated above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
40 | 2020 PROXY STATEMENT |

OTHER MATTERS
We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Victor M. Garcia
President and Chief Executive Officer
San Francisco, California
May 21, 2020
| 2020 PROXY STATEMENT | 41

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 07/01/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CAI2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 07/01/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Victor M. Garcia 02 Gary M. Sawka

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000469282_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com

CAI INTERNATIONAL, INC.
2020 Annual Meeting of Stockholders
July 2, 2020 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Victor M. Garcia and Timothy B. Page, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CAI International, Inc. that the stockholder(s) is/are entitled to vote at the 2020 Annual Meeting of Stockholders to be held at 10:00 AM, Pacific Time, on July 2, 2020, virtually via live webcast at www.virtualshareholdermeeting.com/CAI2020, and any adjournment or postponement thereof.
The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000469282_2 R1.0.1.18